UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2006

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2006, Hewitt Associates, Inc. (the “Company”) announced that Russell P. Fradin, President and Chief Executive Officer, and a member of the Board of Directors of The BISYS Group, Inc. will, effective September 5, 2006 (the “Effective Date), join the Company and its subsidiary, Hewitt Associates LLC as Chairman of the Board and Chief Executive Officer. Mr. Fradin succeeds Dale L. Gifford, who had previously announced his intention to retire effective December 31, 2006 or once his successor has joined the Company. Mr. Fradin has entered into a letter agreement (the “Letter Agreement”) governing the terms of his employment with the Company and Hewitt Associates LLC, which agreement includes the following:

•	Payment of an annual base salary of $900,000.

•	Provision for an annual target bonus opportunity under the Company’s annual incentive bonus plan equal to not less than 100% of Mr. Fradin’s then-current base salary, with a maximum bonus opportunity equal to at least 200% of Mr. Fradin’s then-current base salary.

•	On the Effective Date, Mr. Fradin will be granted certain awards to compensate him for certain forfeitures of previous employer incentive awards, and subject to conditions to be satisfied prior to the Effective Date in the case of certain such awards:

(i)	83,100 buy-out restricted stock units, payable in shares of Class A common stock of the Company (“Shares”), pursuant to the Company’s Global Stock and Incentive Compensation Plan (the “Stock Plan”), vesting over a period from February 2007 through August 2009.

(ii)	150,000 buy-out stock options on Shares pursuant to the Stock Plan, exercisable at a price per option share equal to the fair market value of a Share on the Effective Date, having an option term ending on February 15, 2015, and vesting over the period of the Effective Date through August 2010.

(iii)	A conditional award of 4,780 buy-out restricted stock units, payable in Shares, pursuant to the Stock Plan, based on the value of certain anticipated long-term equity forfeitures under certain of Mr. Fradin’s previous employer compensation plans, vesting on the first anniversary of the Effective Date. This award will be reduced if a lesser forfeiture occurs.

(iv)	A conditional award of 29,600 vested Shares, pursuant to the Stock Plan, based on the value of certain anticipated forfeitures of unvested pervious employer awards of restricted stock. The award will be reduced or eliminated if such forfeitures do not occur.

(v)	A conditional cash award in the amount of $700,000, payable shortly after the Effective Date, based on the value of an anticipated forfeiture of an unpaid previous employer incentive award. Mr. Fradin will promptly repay all or such part of such amount to the extent that he receives the award from his previous employer.

•	Mr. Fradin will be eligible for annual long-term incentive awards commencing in fiscal 2007. For fiscal 2007, he will be granted the following awards: (i) on the Effective Date, an award of nonqualified options having a Black Scholes value of $1,500,000, exercisable at a price per option share equal to the fair market value of a Share on the grant date, having a 10-year option term, and vesting in equal annual increments on each of the first 4 anniversaries of the grant date; and (ii) at the time that awards are granted to other senior executives, but not later than October 31, 2006, an award of performance shares (or performance units) having a target (100%) face value equal to $1,500,000 and a maximum value of 200% of the target value, based on the satisfaction of performance goals for the fiscal year ending September 30, 2007 and vesting on the third anniversary of the grant date or such shorter vesting period or frequency as determined for other senior executives.

•	In addition to benefits under the Company’s benefit plans and policies, Mr. Fradin will receive a $100,000 relocation allowance and the Company will pay an amount, not to exceed $40,000, of reasonable attorneys’ fees incurred by Mr. Fradin in connection with the negotiation and documentation of these employment arrangements with the Company.

•	In the event of an involuntary termination of Mr. Fradin’s employment at any time by the Company without Cause or by Mr. Fradin for Good Reason (as each are defined in the Letter Agreement), Mr. Fradin will be entitled to receive: (i) severance equal to 1-1/2 times the sum of his (a) base salary plus (b) target bonus amount, payable in regular payroll installments over an 18-month period; (ii) reimbursement of a portion of his COBRA healthcare continuation benefits premium for the duration of the severance period; (iii) a pro rata bonus for the year of termination based on the actual performance and payable when executive bonuses are paid generally; (iv) the buy-out restricted stock units and buy-out stock options will fully vest; (v) the 2007 initial annual stock option will continue to vest during the severance period; and (vi) the 2007 initial performance share award will be earned and payable based on actual performance and will vest pro rata based on the period employed during the award vesting period.

•	Upon a Change in Control, (i) the buy-out restricted stock units, buy-out stock options and 2007 initial annual stock option will fully vest; and (ii) the 2007 initial performance shares will be deemed earned at target and fully vest.

•	Mr. Fradin will participate in the Company’s Change in Control Executive Severance Plan, subject to certain modifications, including: (i) if a Change in Control occurs during the first five years of employment, the Company will not act contrary to the current default provision for full vesting of equity, performance and other long-term incentive awards and (ii) the plan will not be amended, without Mr. Fradin’s consent, in a manner adverse to Mr. Fradin during that period.

The foregoing description of the Letter Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which will be attached as an exhibit to the Company’s form 10-Q, expected to be filed on August 14, 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Russell P. Fradin has agreed to join Hewitt Associates, Inc. and Hewitt Associates LLC as Chief Executive Officer, a member of the Board of Directors of Hewitt Associates, Inc., a member of the Board of Managers of Hewitt Associates LLC, and Chairman of the Board of each entity effective September 5, 2006, replacing Dale L. Gifford, whose retirement from these positions will be effective on the same date. Mr. Gifford will continue as an employee of Hewitt Associates LLC through September 30, 2006 at his present rate of compensation.

Mr. Fradin, 51, joined The BISYS Group, Inc., a provider of business process outsourcing solutions for the financial services sector, as President and Chief Executive Officer and as a member of its board of directors in February, 2004. Prior to joining BISYS, he had served for seven years in various senior executive positions with Automatic Data Processing, Inc. (“ADP”), a provider of technology based outsourcing solutions to employers, most recently as Group President, Global Employer Services. Prior to joining ADP, Mr. Fradin was a senior partner at McKinsey &Company. Mr. Fradin has been a member of the board of directors of The Corporate Executive Board since 2004, where he serves on the compensation committee. Mr. Fradin earned a B.S. degree in Economics from the University of Pennsylvania, Wharton School of Business, and an M.B.A. from the Harvard Business School.

On August 10, 2006, Hewitt Associates, Inc. issued a press release, a copy of which is attached as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release issued August 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ John M. Ryan
John M. Ryan, Senior Vice President, Chief Legal Officer

Date: August 11, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued August 10, 2006.